As filed with the Securities and Exchange Commission on June 2, 2022

Registration No. 333-257281

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIAMOND OFFSHORE DRILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0321760
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15415 Katy Freeway

Houston, Texas 77094

(281) 492-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David L. Roland, Esq.

Senior Vice President, General Counsel and Secretary

Diamond Offshore Drilling, Inc.

15415 Katy Freeway, Suite 100

Houston, Texas 77094

(281) 492-5300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Shelton M. Vaughan, Esq.

Duane Morris LLP

1330 Post Oak Blvd., Suite 800

Houston, Texas 77056

(713) 402-3900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Pre-Effective Amendment No. 2 to Form S-1 on Form S-3 is being filed by Diamond Offshore Drilling, Inc. (or the Company) to convert the Registration Statement on Form S-1 (File No. 333-257281) filed by the Company with the Securities and Exchange Commission on June 22, 2021, as amended by Amendment No. 1 thereto filed by the Company on August 27, 2021, into a registration statement on Form S-3.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated June 2, 2022

Prospectus

Diamond Offshore Drilling, Inc.

20,229,065 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders identified in this prospectus of up to 20,229,065 shares of our common stock, par value $0.0001 per share (which we refer to collectively as the Shares). We are not selling any Shares and we will not receive any proceeds from the sale of the Shares by the selling stockholders. We are registering the offer and sale of the Shares pursuant to registration rights we have granted under a registration rights agreement dated as of April 23, 2021. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The selling stockholders will pay or assume brokerage discounts or commissions and similar charges, if any, incurred in the sale of the Shares.

Our registration of the Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Shares. The Shares to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through broker-dealers or agents. The selling stockholders will determine at what price they may sell the Shares offered by this prospectus. Such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, as further described in the section of this prospectus entitled “Plan of Distribution” beginning on page 25. For a list of the selling stockholders, see the section entitled “Selling Stockholders.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read and carefully consider and evaluate this entire prospectus, including the information incorporated by reference into this prospectus, and any amendments or supplements before you make your investment decision.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “DO.” On June 1, 2022, the last reported sale price of our common stock was $8.07 per share, as reported on the New York Stock Exchange.

Our principal office is located at 15415 Katy Freeway, Houston, Texas 77094. Our telephone number is (281) 492-5300.

Investing in the Shares involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 20

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any Shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside the United States: we have not, and the selling stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the Shares and the distribution of this prospectus outside the United States.

We are not making any representation to any purchaser of the Shares regarding the legality of an investment in the Shares by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the Shares.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

As used in this prospectus generally, the words “we,” “us,” “our” and “Diamond Offshore” refer to Diamond Offshore Drilling, Inc., a Delaware corporation, and its direct or indirect subsidiaries, unless the context otherwise requires, and “our Board of Directors” refers to the board of directors of Diamond Offshore Drilling, Inc.

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EXPLANATORY NOTE

As previously disclosed, Diamond Offshore Drilling, Inc. (or the Company) and certain of its subsidiaries (or, together with the Company, the Debtors) commenced voluntary cases (or, collectively, the Chapter 11 Cases) under chapter 11 of title 11 of the United States Code (or the Bankruptcy Code) in the United States Bankruptcy Court for the Southern District of Texas (or the Bankruptcy Court) and filed the Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates on January 22, 2021 with the Bankruptcy Court, which was subsequently amended on February 24, 2021 and February 26, 2021 (or the Plan). On March 23, 2021, the Debtors filed the Plan Supplement for Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates, Docket No. 1157, with the Bankruptcy Court, which was subsequently amended on April 6, 2021 and April 22, 2021 (or the Plan Supplement).

On April 8, 2021, the Bankruptcy Court entered an order, Docket No. 1231, confirming the Plan (or the Confirmation Order). The Plan, as confirmed, is attached to the Confirmation Order. The Plan and Confirmation Order were filed with the U.S. Securities and Exchange Commission (or the SEC) as Exhibits 2.1 and 99.1 to the registration statement of which this prospectus is a part.

On April 23, 2021 (or the Effective Date), the Plan became effective in accordance with its terms and the Debtors emerged from chapter 11 reorganization.

On the Effective Date, in connection with the effectiveness of, and pursuant to the terms of, the Plan and the Confirmation Order, the Company’s common stock outstanding immediately before the Effective Date was canceled and is of no further force or effect, and the new organizational documents of the Reorganized Company (as defined below) became effective, authorizing the issuance of shares of common stock representing 100% of the equity interests in the Reorganized Company (or the New Diamond Common Shares). Pursuant to the Warrant Agreement (or the Warrant Agreement), dated the Effective Date, among the Company, Computershare Inc., a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company, as warrant agent, which provides for the issuance of five-year warrants with no Black Scholes protection (or the Emergence Warrants) to purchase an aggregate of 7.00% of the New Diamond Common Shares, measured at the time of the exercise, subject to dilution by shares issuable pursuant to the Company’s management incentive plan, the Company issued an aggregate of 7,526,894 of Emergence Warrants on the Effective Date to holders of existing shares of common stock in the amounts, and on the terms, set forth in the Plan and the Plan Supplement. Thus, the Company, as reorganized on the Effective Date in accordance with the Plan (or the Reorganized Company), issued the New Diamond Common Shares, the Emergence Warrants, and the 9.00%/11.00%/13.00% Senior Secured First Lien PIK Toggle Notes due 2027 (or the First Lien Notes) issued by Diamond Foreign Asset Company, a Cayman Islands exempted company limited by shares, and Diamond Finance, LLC (or the Issuers), which are jointly and severally irrevocably and unconditionally guaranteed on a senior secured basis by the Company, the Issuers and certain subsidiaries of the Company.

On the Effective Date, the Company entered into a registration rights agreement (or the Registration Rights Agreement) with certain parties who received New Diamond Common Shares under the Plan (or the RRA Shareholders). The RRA Shareholders exercised their right to require the Company to file a shelf registration statement and on June 22, 2021, the Company filed a registration statement, as subsequently amended, to register the Shares owned by the RRA Shareholders. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods. The Company is filing the registration statement on Form S-3 of which this prospectus forms a part pursuant to the foregoing obligation. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.4 to the registration statement of which this prospectus is a part and is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “believe,” “should,” “could,” “would,” “may,” “might,” “will,” “will be,” “will continue,” “will likely result,” “project,” “forecast,” “budget” and similar expressions. In addition, any statement concerning future financial performance (including, without limitation, future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by or against us, which may be provided by management, are also forward-looking statements as so defined. These types of statements are based on current expectations about future events and inherently are subject to a variety of assumptions, risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those expected, projected or expressed in forward-looking statements. Factors that could impact these areas and our overall business and financial performance and cause actual results to differ from these forward-looking statements include, but are not limited to, the risk factors discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus. These factors include, among others, risks and uncertainties associated with the following:

•

those described under “Risk Factors” in this prospectus, and in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 7, 2022, as amended by our Annual Report on Form 10-K/A filed with the SEC on May 2, 2022;

•	risks that our assumptions and analyses in the Plan are incorrect;

•	the potential adverse effects of the Chapter 11 Cases on our liquidity, results of operations, access to capital resources or business prospects;

•

the impact of the COVID-19 pandemic, including new variants of the virus, or future epidemics or pandemics on our business, including the potential for worker absenteeism, facility closures, work slowdowns or stoppages, supply chain disruptions, additional costs and liabilities, delays, our ability to recover costs under contracts, insurance challenges, and potential impacts on access to capital, markets and the fair value of our assets;

•	general economic and business conditions and trends, including recessions, inflation, and adverse changes in the level of international trade activity;

•	worldwide supply and demand for oil and natural gas;

•	changes in foreign and domestic oil and gas exploration, development and production activity;

•	oil and natural gas price fluctuations and related market expectations;

•

the ability of the Organization of Petroleum Exporting Countries, and 10 other oil producing countries, including Russia and Mexico, or OPEC+, to set and maintain production levels and pricing, and the level of production in non-OPEC+ countries;

•	policies of various governments regarding exploration and development of oil and gas reserves;

•	inability to obtain contracts for our rigs that do not have contracts;

•	inability to reactivate cold-stacked rigs;

•	cancellation or renegotiation of contracts included in our reported contract backlog;

•	advances in exploration and development technology;

•	the worldwide political and military environment, including, for example, in oil-producing regions and locations where our rigs are operating or are in shipyards;

•	casualty losses;

•	operating hazards inherent in drilling for oil and gas offshore;

•	the risk of physical damage to rigs and equipment caused by named windstorms in the U.S. Gulf of Mexico;

•	industry fleet capacity;

•	market conditions in the offshore contract drilling industry, including, without limitation, dayrates and utilization levels;

•	competition;

•	changes in foreign, political, social and economic conditions;

•

risks of international operations, compliance with foreign laws and taxation policies and seizure, expropriation, nationalization, deprivation, malicious damage or other loss of possession or use of equipment and assets;

•	risks of potential contractual liabilities pursuant to our various drilling contracts in effect from time to time;

•	customer or supplier bankruptcy, liquidation or other financial difficulties;

•	the ability of customers and suppliers to meet their obligations to us and our subsidiaries;

•	collection of receivables;

•	foreign exchange and currency fluctuations and regulations, and the inability to repatriate income or capital;

•	risks of war, military operations, other armed hostilities, sabotage, piracy, cyber-attack, terrorist acts and embargoes, including the conflict in Ukraine;

•	changes in offshore drilling technology, which could require significant capital expenditures in order to maintain competitiveness;

•	reallocation of drilling budgets away from offshore drilling in favor of other priorities such as renewable energy or other land-based projects;

•	regulatory initiatives and compliance with governmental regulations including, without limitation, regulations pertaining to climate change, greenhouse gases, carbon emissions or energy use;

•	compliance with and liability under environmental laws and regulations;

•	uncertainties surrounding deepwater permitting and exploration and development activities;

•

potential changes in accounting policies by the Financial Accounting Standards Board, SEC, or regulatory agencies for our industry which may cause us to revise our financial accounting and/or disclosures in the future, and which may change the way analysts measure our business or financial performance;

•	development and increasing adoption of alternative fuels;

•	customer preferences;

•	risks of litigation, tax audits and contingencies and the impact of compliance with judicial rulings and jury verdicts;

•	cost, availability, limits and adequacy of insurance;

•	invalidity of assumptions used in the design of our controls and procedures and the risk that material weaknesses may arise in the future;

•	business opportunities that may be presented to and pursued or rejected by us;

•	the results of financing efforts;

•	adequacy and availability of our sources of liquidity;

•	risks resulting from our indebtedness;

•	public health threats;

•	negative publicity;

•	impairments of assets; and

•	various other matters, many of which are beyond our control.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based. In addition, in certain places in this prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus, we may refer to reports published by third parties that purport to describe trends or developments in energy production or drilling and exploration activity. While we believe that these reports are reliable, we have not independently verified the information included in such reports. We specifically disclaim any responsibility for the accuracy and completeness of such information and undertake no obligation to update such information.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act to register with the SEC the Shares offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the Shares, we refer you to the registration statement and the exhibits and schedules filed with it and the documents incorporated by reference therein. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document and are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract, agreement or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We also make available free of charge on our internet website at www.diamondoffshore.com our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” specified documents that we file with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring to other documents on file with the SEC. The information incorporated by reference is an important part of this prospectus. If information in incorporated documents conflicts with information in this prospectus, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

We incorporate by reference the following documents that we have filed with the SEC (File No. 1-13926) pursuant to the Exchange Act (excluding such documents or portions thereof that have been “furnished” but are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules and regulations):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on March 7, 2022, as amended by our Annual Report on Form 10-K/A filed on May 2, 2022;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed on May 10, 2022;

•	Current Reports on Form 8-K filed on January 3, 2022, January 24, 2022, April 27, 2022, May 2, 2022 and May 11, 2022 ; and

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 29, 2022, as we may update that description from time to time.

We also incorporate by reference into this prospectus all documents that we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such documents we may file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part, prior to the termination of the offering of the Shares registered pursuant to such registration statement. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

Diamond Offshore Drilling, Inc.

15415 Katy Freeway, Suite 100

Houston, Texas 77094

Attention: Investor Relations

Telephone: (281) 492-5300.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. Important information is incorporated by reference into this prospectus. You should carefully read the entire prospectus, including the documents incorporated by reference herein, which are described under “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” You should also read and carefully consider, among other things, the information presented and incorporated by reference under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and the consolidated financial statements and the notes thereto before making an investment decision.

Our Company

We provide contract drilling services to the energy industry around the globe with a fleet of 15 floater rigs (four owned drillships, eight owned semisubmersibles and three managed rigs), including one warm-stacked semisubmersible rig, the Ocean GreatWhite, two cold-stacked semisubmersible rigs, the Ocean Valiant and the Ocean Monarch, and one cold-stacked managed rig.

We drill in the waters offshore North America, South America, Europe, Africa, Asia and Australia. We offer comprehensive drilling services to the global energy industry.

Risk Factors

Investing in the Shares involves significant risks. Before making an investment decision, you should carefully consider the risks described and incorporated by reference into this prospectus under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement or amendment, our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in the Shares. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the price of our common stock, par value $0.0001 per share, or Common Stock, could decline significantly and you could lose some or all of your investment.

Reorganization and Emergence from Bankruptcy

We emerged from bankruptcy under chapter 11 of the Bankruptcy Code on April 23, 2021. Upon our emergence from bankruptcy, we adopted fresh start accounting. Accordingly, because fresh start accounting rules apply, our financial condition and results of operations following emergence from the Chapter 11 Cases may not be comparable to the financial condition or results of operations reflected in our historical financial statements. The lack of comparable historical financial information may discourage investors from purchasing our Common Stock.

Corporate Information

Our principal executive offices are located at 15415 Katy Freeway, Houston, Texas 77094, and our telephone number at that location is (281) 492-5300. Our website address is www.diamondoffshore.com. Neither our website nor any information contained on our website is part of, nor incorporated by reference in, this prospectus.

THE OFFERING

Issuer	Diamond Offshore Drilling, Inc., a Delaware corporation.

Common Stock the selling stockholders are offering	20,229,065 shares of Common Stock.
Common Stock outstanding	100,074,818 shares of Common Stock as of May 2, 2022.

Selling stockholders	Certain holders of our securities prior to our emergence from bankruptcy, including investment funds and other entities. See “Selling Stockholders” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of Shares by the selling stockholders in this offering. See “Use of Proceeds.”

Risk factors	Investing in the Shares involves substantial risks. You should read carefully the “Risk Factors” section of this prospectus and the risk factors incorporated by reference into this prospectus for a discussion of factors that you should carefully consider before deciding to invest in the Shares.

Trading Market and Ticker Symbol	Our Common Stock is listed on the New York Stock Exchange under the symbol “DO.”

RISK FACTORS

An investment in the Shares involves a significant degree of risk. Before you invest in the Shares you should carefully consider the specific risk factors set forth below, the risks described elsewhere in this prospectus and the risks described under “Risk Factors” and elsewhere in any applicable prospectus supplement, our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents incorporated by reference herein, in evaluating an investment in the Shares. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. If that occurs, the price of the Shares could decline materially and you could lose some or all of your investment. Please read “Cautionary Note Regarding Forward-Looking Statements” and “Incorporation of Certain Information by Reference.”

The risks included in this prospectus and the documents incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to the Shares and this Offering

The market price of our Common Stock may be volatile and may decline, and you may not be able to resell our Common Stock at prices equal to or greater than the price you paid.

The trading price of our Common Stock could fluctuate significantly and may decline for many reasons. Numerous factors, including many over which we have no control, may have a significant impact on the market price of our Common Stock. These factors include, among other things:

•	our operating and financial performance and prospects;

•	our ability to repay our debt;

•	investor perceptions of us and the industry and markets in which we operate;

•	the public reaction to our press releases, our other public announcements and our filings with the SEC;

•	future sales, or the availability for sale, of equity or equity-related securities;

•	changes in earnings estimates or buy/sell recommendations by analysts;

•	strategic actions by our competitors;

•	changes in applicable laws and regulations;

•	changes in accounting principles;

•	limited trading volume of our Common Stock;

•	general financial, domestic, economic and other market conditions; and

•	the realization of any risks described under this “Risk Factors” section or those incorporated by reference.

In the event of a drop in the market price of our Common Stock, you could lose a substantial part or all of your investment in our Common Stock.

Sales of our Common Stock by existing stockholders, or the perception that these sales may occur, especially by directors or significant stockholders of the Company, may cause the price of our Common Stock to decline.

If our existing stockholders, in particular our directors or other affiliates, sell substantial amounts of our Common Stock or other securities, or are perceived by a public market as intending to sell, the price of our

Common Stock could decline. In addition, sales of these shares of Common Stock could impair our ability to raise capital, should we wish to do so. Up to 20,229,065 shares of our Common Stock may be sold pursuant to this prospectus by the selling stockholders, which represent approximately 20.2% of our outstanding Common Stock as of May 2, 2022. We cannot predict the timing or amount of future sales of the Shares by selling stockholders pursuant to this prospectus, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Stock.

Our Common Stock is an equity interest and therefore subordinated to our indebtedness.

In the event of our liquidation, dissolution or winding up, our Common Stock would rank below all secured debt claims against us. As a result, holders of our Common Stock will not be entitled to receive any payment or other distribution of assets upon our liquidation, dissolution or winding up until after all of our obligations to our secured debt holders have been satisfied.

Because we currently have no plans to pay cash dividends or other distributions on our Common Stock, you may not receive any return on investment unless you sell your Common Stock for a price greater than that which you paid for it.

We currently do not expect to pay any cash dividends or other distributions on our Common Stock in the foreseeable future. Any future determination to pay cash dividends or other distributions on our Common Stock will be at the sole discretion of our Board of Directors and, if we elect to pay such dividends in the future, we may reduce or discontinue entirely the payment of such dividends at any time. Any future dividends will be at the discretion of our Board of Directors after taking into account various factors it deems relevant, including our financial position, earnings, earnings outlook, capital spending plans, outlook on current and future market conditions and business needs and contractual obligations. In addition, restrictive covenants in certain debt instruments to which we are, or may be, a party, limit our ability to pay dividends or our ability to receive dividends from our operating companies, and may negatively impact the price of our Common Stock. As a result, you may not receive any return on an investment in our Common Stock unless you sell our Common Stock for a price greater than that which you paid for it.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, we may be unable to fund our capital requirements. If we issue new secured debt securities, the secured debt holders would have rights senior to holders of Common Stock to make claims on our assets, and the terms of any additional debt could restrict our operations, including our ability to pay dividends on our Common Stock. If we issue additional equity securities, existing stockholders may experience dilution. Our Third Amended and Restated Certificate of Incorporation permits our Board of Directors to issue preferred stock which could have rights and preferences senior to those of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our security holders bear the risk of our future securities offerings reducing the market price of our Common Stock or other securities, diluting their interest or being subject to rights and preferences senior to their own.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our Third Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of Common Stock held by our stockholders. These provisions provide for, among other things:

•	a classified Board of Directors;

•	the ability of our Board of Directors to issue, and determine the rights, powers and preferences of, one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•	limitations on convening special stockholder meetings; and

•	the availability for issuance of additional shares of Common Stock.

These anti-takeover provisions could discourage, delay or prevent a transaction involving a change in control of the Company, including actions that our stockholders may deem advantageous, or negatively affect the price of the Common Stock and our other securities. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire. See “Description of Capital Stock.”

The exercise of all or any number of outstanding Emergence Warrants or the issuance of stock-based awards may dilute your holding of shares of our Common Stock.

At the Effective Date and pursuant to the Plan, we issued 100,000,019 shares of Common Stock and 7,526,894 Emergence Warrants. The Emergence Warrants have an exercise period of five years and are exercisable into 7% of the New Diamond Common Shares measured at the time of the exercise, subject to dilution by the awards issued pursuant to the Company’s 2021 Long-Term Stock Incentive Plan, or the Stock Incentive Plan. The Emergence Warrants are initially exercisable for one New Diamond Common Share per Emergence Warrant at an exercise price of $29.22 per Emergence Warrant (as may be adjusted from time to time pursuant to the Warrant Agreement). Additionally, at the Effective Date an aggregate of up to 11,111,111 shares of Common Stock were initially available for grant to directors, officers and selected employees of or consultants to the Company or its subsidiaries pursuant to awards under the Stock Incentive Plan. Equity awards under the Stock Incentive Plan, the exercise of equity awards and warrants, and the sale of shares of our Common Stock underlying any such awards or warrants, could have an adverse effect on the market for our Common Stock, including the price that an investor could obtain for their shares. Investors may experience dilution upon the exercise of the warrants or the grant or exercise of equity awards under the Stock Incentive Plan, or awards that may be granted or issued pursuant to the Stock Incentive Plan in the future.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the Shares that may be sold from time to time pursuant to this prospectus. We will not receive any of the proceeds from the sale of the Shares by the selling stockholders that may be sold from time to time pursuant to this prospectus. We have agreed to pay certain fees and expenses of the selling stockholders incurred in connection with the registration of the Shares for sale by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the resale, from time to time, by the selling stockholders included in the table below, which we refer to collectively as the selling stockholders, of up to an aggregate of 20,229,065 shares of Common Stock, subject to any appropriate adjustment as a result of any subdivision, split, combination or other reclassification of our Common Stock. We are registering the Shares pursuant to the Registration Rights Agreement, as described under “Explanatory Note.” The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the Shares owned by them but make no representation that any of the Shares will be offered for sale.

The information provided below with respect to the selling stockholders has been furnished to us by or on behalf of the selling stockholders and is current as of May 2, 2022. We have not sought to verify such information.

To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of shares of our Common Stock, except in connection with (i) the Registration Rights Agreement, (ii) the Plan and (iii) the Plan Support Agreement, dated as of January 22, 2021, or the Plan Support Agreement, by and among the Debtors, certain holders of the Company’s former senior notes and certain holders of claims under the Company’s former revolving credit facility and the Backstop and Private Placement Agreement, dated as of January 22, 2021, by and among the Debtors and the financing parties thereto, the form of which is included in the Plan Support Agreement.

The table sets forth:

•	the names of the selling stockholders;

•	the number of shares of Common Stock beneficially owned by the selling stockholders prior to the sale of the Shares covered by this prospectus;

•

the number of shares of Common Stock beneficially owned by the selling stockholders following the sale of the Shares covered by this prospectus, based on the assumption that all Shares will be sold in the offering; and

•	the ownership of the selling stockholders as a percentage of the outstanding Common Stock of the Company after this offering, based on the assumption that all Shares will be sold in the offering.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock That May Be Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering(2)	Percentage of Total Outstanding After the Offering
Avenue Energy Opportunities Fund II AIV, L.P.(3)	15,072,132	4,486,454	10,585,678	10.6%
Certain funds and accounts for which Pacific Investment Management Company LLC serves as investment manager(4)	8,524,421	3,763,485	4,760,936	4.8%
Certain funds and accounts for which Capital Research & Management Company serves as investment adviser(5)	8,334,085	2,348,182	5,985,903	6.0%
Samuel Terry Asset Management Pty Ltd As Trustee For Samuel Terry Absolute Return Fund(6)	7,786,885	3,122,608	4,664,277	4.7%
KL Special Opportunities Master Fund LTD(7)	2,528,026	1,235,999	1,292,027	1.3%

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock That May Be Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering(2)	Percentage of Total Outstanding After the Offering
Certain funds and accounts for which AllianceBernstein L.P. serves as investment manager(8)	4,328,995	759,342	3,569,653	3.6%
The Mangrove Partners Master Fund, Ltd.(9)	852,863	852,863	—	*
Kore Fund LTD(10)	1,846,578	494,271	1,352,307	1.4%
MFP Partners, L.P.(11)	1,685,196	416,422	1,268,774	1.3%
Empyrean Capital Overseas Master Fund, Ltd.(12)	1,630,146	1,630,146	—	*
Spark Quantitative Master Fund L.P.(13)	1,338,926	240,647	1,098,279	1.1%
JKJ Special Situations Fund, LP(14)	850,484	260,755	589,729	*
Certain funds and accounts for which Acer Tree Investment Management LLP serves as investment adviser(15)	464,294	114,730	349,564	*
Storm Fund II – Storm Bond Fund(16)	76,872	76,872	—	*
Oceanic Hedge Fund(17)	184,138	60,564	123,574	*
Namco Realty LLC(18)	291,654	29,402	262,252	*
Ponderus Invest AB(19)	284,058	48,358	235,700	*
Altana Funds(20)	222,926	36,507	186,419	*
Shaw Family 2008 Trust(21)	59,668	59,668	—	*
VV Capital Partners, LP(22)	132,608	8,797	123,811	*
Telecom AS(23)	24,115	24,115	—	*
Dendera Capital Fund, LP(24)	28,995	28,995	—	*
Camaca AS(25)	75,541	15,541	60,000	*
Elcano Funds(26)	102,396	18,404	83,992	*
Toluma Funds(27)	10,244	10,244	—	*
Sjavarsyn(28)	9,713	9,713	—	*
Certain funds and accounts for which Ironsides Partners LLC serves as investment manager(29)	12,546	12,546	—	*
Egil Wickstrand Iverson(30)	14,705	7,171	7,534	*
FuglesangDahl AS and Olav Grande(31)	14,936	14,936	—	*
Odeon Capital Group LLC(32)	28,860	28,860	—	*
Alexander J. Keoleian(33)	23,414	4,208	19,206	*
AS Anakonda(34)	2,464	2,464	—	*
Svein Erik Nordang(35)	1,149	1,149	—	*
Vendetta AS(36)	2,490	2,490	—	*
Petter Haugen(37)	718	718	—	*
Andreas Thorendahl(38)	2,000	718	1,282	*
Jens Harr(39)	478	478	—	*
Eirik Underthun(40)	8,854	243	8,611	*

*	Less than 1%
(1)

The number of shares of Common Stock beneficially owned by each selling stockholder is determined under rules promulgated by the SEC including on the basis of voting or investment power with respect to the shares of Common Stock. Under Rule 13d-3 under the Exchange Act, beneficial ownership includes any shares of Common Stock to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of May 2, 2022, through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares of Common Stock, however, does not constitute an admission that the named security holder is a direct or indirect beneficial owner of such shares of Common Stock. Percentage of beneficial ownership is based on 100,074,818 shares of Common Stock outstanding as of May 2, 2022. We believe, based on information supplied by the selling stockholders, that unless otherwise indicated, each of the selling stockholders has sole voting and investment power with respect to the shares of Common Stock reported as beneficially owned by it.
(2)

Represents the shares of Common Stock that will be held by the selling stockholder after completion of this offering based on the assumptions that: (a) all Shares registered for sale by the registration statement of which this prospectus is a part will be sold by or on behalf of the selling stockholder; and (b) no other securities will be acquired prior to completion of this offering by the selling stockholder. The selling stockholders may sell all, some or none of the Shares offered pursuant to this prospectus and may sell some or all of their Common Stock pursuant to an exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule.

(3)

Based on information provided by Avenue Energy Opportunities Fund II AIV, L.P., or AEOF II. Avenue Capital Management II, L.P., as the investment manager of AEOF II, and Marc Lasry may be deemed to have or to share voting and dispositive power over the shares of Common Stock owned by AEOF II. The address for AEOF II is 11 West 42nd Street, 9th Floor, New York, New York, 10036.

(4)

According to information provided by Pacific Investment Management Company, LLC, or PIMCO, the number of shares of Common Stock beneficially owned prior to the offering consists of 8,524,421 shares of Common Stock which includes (i) 50,195 shares of Common Stock owned by PIMCO Funds: Global Investors Series plc, US High Yield Bond Fund, (ii) 57,365 shares of Common Stock owned by PIMCO Funds: PIMCO High Yield Fund, (iii) 30,504 shares of Common Stock owned by PIMCO Funds: PIMCO Diversified Income Fund, (iv) 2,289,599 shares of Common Stock owned by PIMCO Tactical Opportunities Master Fund Ltd., (v) 28,681 shares of Common Stock owned by PIMCO Funds: Global Investors Series plc, Global High Yield Bond Fund, (vi) 7,170 shares of Common Stock owned by PIMCO Funds: PIMCO High Yield Spectrum Fund, (vii) 34,561 shares of Common Stock owned by PIMCO ETF Trust: PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund, (viii) 5,996,562 shares of Common Stock owned by PIMCO Global Credit Opportunity Master Fund LDC, (ix) 1,434 shares of Common Stock owned by University Health Systems of Eastern Carolina, Inc., (x) 5,463 shares of Common Stock owned by Koch Financial Assets V, LLC, (xi) 287 shares of Common Stock owned by Public Service Company of New Mexico and (xii) 22,600 shares of Common Stock owned by PIMCO ETFs plc, PIMCO US Short-Term High Yield Corporate Bond Index UCITS ETF, or, collectively, the PIMCO Funds.

The number of Shares that may be offered hereby consists of 3,763,485 shares of Common Stock which includes (i) 50,195 shares of Common Stock owned by PIMCO Funds: Global Investors Series plc, US High Yield Bond Fund, (ii) 57,365 shares of Common Stock owned by PIMCO Funds: PIMCO High Yield Fund, (iii) 30,504 shares of Common Stock owned by PIMCO Funds: PIMCO Diversified Income Fund, (iv) 978,725 shares of Common Stock owned by PIMCO Tactical Opportunities Master Fund Ltd., (v) 28,681 shares of Common Stock owned by PIMCO Funds: Global Investors Series plc, Global High Yield Bond Fund, (vi) 7,170 shares of Common Stock owned by PIMCO Funds: PIMCO High Yield Spectrum Fund, (vii) 34,561 shares of Common Stock owned by PIMCO ETF Trust: PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund, (viii) 2,546,500 shares of Common Stock owned by PIMCO Global Credit Opportunity Master Fund LDC, (ix) 1,434 shares of Common Stock owned by University Health Systems of Eastern Carolina, Inc., (x) 5,463 shares of Common Stock owned by Koch Financial Assets V, LLC, (xi) 287 shares of Common Stock owned by Public Service Company of New Mexico and (xii) 22,600 shares of Common Stock owned by PIMCO ETFs plc, PIMCO US Short-Term High Yield Corporate Bond Index UCITS ETF. PIMCO, in its capacity as investment manager, adviser or sub-adviser, exercises sole or shared voting or dispositive power over the shares of Common Stock owned by the PIMCO Funds. The address for each of the PIMCO Funds is c/o Pacific Investment Management Company LLC, 650 Newport Center Drive, Newport Beach, California 92660.

(5)

According to information provided by Capital Research and Management Company, or CRMC, the number of shares of Common Stock beneficially owned prior to the offering consists of 8,334,085 shares of Common Stock which includes (i) 4,200,930 shares of Common Stock owned by American High-Income Trust, (ii) 187,562 shares of Common Stock owned by Capital Income Builder, (iii) 87,700 shares of Common Stock owned by Capital Group Global High Income Opportunities (LUX), or CGGHIO, (iv) 359 shares of Common Stock owned by Capital Group US High Yield Fund (LUX), or CGUY, (v) 3,297,643 shares of Common Stock owned by The Income Fund of America, (vi) 232 shares of Common Stock owned by American Funds Multi-Sector Income Fund, (vii) 333,458 shares of Common Stock owned by American Funds Insurance Series – Asset Allocation Fund, (viii) 110,972 shares of Common Stock owned by American Funds Insurance Series – American High-Income Trust, (ix) 49,038 shares of Common Stock owned by American Funds Insurance Series – Capital World Bond Fund and (x) 66,191 shares of Common Stock owned by Capital World Bond Fund, or, collectively, the CRMC Funds.

The number of Shares that may be offered hereby consists of 2,348,182 shares of Common Stock which includes (i) 1,092,958 Shares owned by American High-Income Trust, (ii) 187,562 Shares owned by Capital Income Builder, (iii) 16,564 Shares owned by CGGHIO, (iv) 359 Shares owned by CGUY, (v) 856,478 Shares owned by The Income Fund of America, (vi) 232 Shares owned by American Funds Multi-Sector Income Fund, (vii) 86,354 Shares owned by American Funds Insurance Series – Asset Allocation Fund, (viii) 28,784 Shares owned by American Funds Insurance Series – American High-Income Trust, (ix) 12,700 Shares owned by American Funds Insurance Series – Capital World Bond Fund and (x) 66,191 shares of Common Stock owned by Capital World Bond Fund. CRMC, as investment adviser to each of the CRMC Funds, may be deemed to have or to share voting and dispositive power with respect to the Common Stock owned by the CRMC Funds. David A. Daigle, as portfolio manager, has voting and investment power over the shares of Common Stock held by CGGHIO and Shannon Ward, as portfolio manager, has voting and investment power over the shares of Common Stock held by CGUY. The address for each of the CRMC Funds is Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071.

(6)

Based on information provided by Samuel Terry Asset Management Pty Ltd As Trustee For Samuel Terry Absolute Return Fund, or STAM. Frederick Raymond Woollard and Nigel Graham Burgess, as directors of STAM, may be deemed to share voting and dispositive power with respect to the shares of Common Stock owned by STAM. The address for STAM is 120B Underwood Street, Paddington NSW, 2021, Australia.

(7)

Based on information provided by KL Special Opportunities Master Fund Ltd, or KLSOMF. Massi Khadjenouri, Jan Lernout and Jamie Sherman, in their capacities as members of Kite Lake Capital Management (UK) LLP, the investment manager of KLSOMF, and John Lewis, Grant Jackson and Jan Manlee, the directors of KLSOMF, may be deemed to have voting and investment power over shares of Common Stock owned by KLSOMF. The address for KLSOMF is c/o Kite Lake Capital Management (UK) LLP, One Knightsbridge Green, London, SWIX 7QA.

(8)

According to information provided by AllianceBernstein L.P., the number of shares of Common Stock beneficially owned prior to the offering consists of 4,328,995 shares of Common Stock which includes (i) 845,334 shares of Common Stock owned by AB High Income Fund, Inc., (ii) 130,664 shares of Common Stock owned by AB Bond Fund, Inc. – AB Income Fund, (iii) 6,492 shares of Common Stock owned by AB Bond Fund, Inc. – AB High Yield Portfolio, (iv) 20,488 shares of Common Stock owned by The AB Portfolios – AB All Market Total Return Portfolio, (v) 134,770 shares of Common Stock owned by AllianceBernstein Global High Income Fund, Inc., (vi) 18,109 shares of Common Stock owned by AB SICAV I – All Market Income Portfolio, (vii) 3,002,103 shares of Common Stock owned by AB FCP I – Global High Yield Portfolio, (viii) 1,240 shares of Common Stock owned by AB SICAV I – Global Income Portfolio, (ix) 21,908 shares of Common Stock owned by AB SICAV I – US High Yield Portfolio, (x) 78,607 shares of Common Stock owned by Teachers’ Retirement System of Louisiana and (xi) 69,280 shares of Common Stock owned by AB Collective Investment Trust Series – AB US High Yield Collective Trust, or, collectively, the AllianceBernstein Funds.

The number of Shares that may be offered hereby consists of 759,342 shares of Common Stock which includes (i) 148,609 Shares owned by AB High Income Fund, Inc., (ii) 22,730 Shares owned by AB Bond

Fund, Inc. – AB Income Fund, (iii) 1,142 Shares owned by AB Bond Fund, Inc. – AB High Yield Portfolio, (iv) 3,643 Shares owned by The AB Portfolios – AB All Market Total Return Portfolio, (v) 23,444 Shares owned by AllianceBernstein Global High Income Fund, Inc., (vi) 3,169 Shares owned by AB SICAV I – All Market Income Portfolio, (vii) 526,435 Shares owned by AB FCP I – Global High Yield Portfolio, (viii) 218 Shares owned by AB SICAV I – Global Income Portfolio, (ix) 3,891 Shares owned by AB SICAV I – US High Yield Portfolio, (x) 13,807 Shares owned by Teachers’ Retirement System of Louisiana and (xi) 12,254 Shares owned by AB Collective Investment Trust Series – AB US High Yield Collective Trust. AllianceBernstein L.P., as investment manager to the AllianceBernstein Funds, may be deemed to have or to share voting and dispositive power with respect to the Common Stock owned by the AllianceBernstein Funds. The address for each of the AllianceBernstein Funds is 1345 Avenue of the Americas, New York, New York 10105.

(9)

Based on information provided by The Mangrove Partners Master Fund, Ltd., or MPMF. Beneficial ownership is also claimed by (i) Mangrove Partners, which serves as the investment manager of MPMF, and (ii) Nathaniel August, who is the principal of Mangrove Partners. The business address for Mangrove Partners Master Fund, Ltd. is c/o Mangrove Partners, 645 Madison Avenue, 14th Floor, New York, NY 10022.

(10)

Based on information provided by Kore Fund LTD, or KF. J. Gary Kosinski, as investment manager of KF, may be deemed to have sole voting and dispositive power over the shares of Common Stock owned by KF. The address for KF is 1501 Corporate Drive, Suite 120, Boynton Beach, Florida 33426.

(11)

Based on information provided by MFP Partners, L.P., or MFPP. MFP Investors LLC, the general partner of MFPP, or MFP Investors, and Jennifer Cook Price, managing director of MFPP and MFP Investors, may be deemed to share voting and dispositive power over the shares of Common Stock owned by MFPP. The address for MFPP is 909 Third Ave., 33rd FL, New York, New York 10022.

(12)

Based on information provided by Empyrean Capital Overseas Master Fund, Ltd, or ECOMF. Empyrean Capital Partners, LP, serves as investment manager to ECOMF, and has voting and investment control of the shares held by ECOMF. Empyrean Capital, LLC serves as general partner of Empyrean Capital Partners, LP. Amos Meron is the managing member of Empyrean Capital, LLC, and as such may be deemed to have voting and dispositive control of the shares of Common Stock owned by ECOMF. The address for each of ECOMF, Empyrean Capital Partners, LP, Empyrean Capital, LLC and Amos Meron is c/o Empyrean Capital Partners, LP, 10250 Constellation Blvd., Suite 2950, Los Angeles, California 90067.

(13)

Based on information provided by Spark Quantitative Master Fund L.P., or SQMF. Spark Investment Management Ltd. and Spark Investment Management LLC are the general partner and investment manager of SQMF, respectively. Peter Laventhol is a director of Spark Investment Management Ltd. and the manager of Spark Investment Management LLC and, in such capacity, has sole voting and dispositive power with respect to the shares of Common Stock held directly by SQMF. As a result, Peter Laventhol has shared beneficial ownership (along with Spark Investment Management Ltd., Spark Investment Management LLC and SQMF) of the shares of Common Stock held directly by SQMF. The address for SQMF is 150 East 58th Street, Floor 26, New York, New York 10155.

(14)

Based on information provided by JKJ Special Situations Fund, LP, or JSSF. Broadbill Investment Partners LLC, as investment advisor of JSSF, and Jeffrey F. Magee, Jr. and Kurt Lageschulte, each as a managing member of Broadbill Investment Partners, LLC, may be deemed to have or to share voting and dispositive power over the shares of Common Stock owned by JSSF. The address for JSSF is 157 Columbus Avenue, 5th Floor, New York, New York 10023.

(15)

According to the information provided by Acer Tree Investment Management LLP, the number of shares of Common Stock beneficially owned prior to the offering consists of 464,294 shares of Common Stock which includes (i) 301,790 shares of Common Stock owned by Acer Tree Funds ICAV sub Fund Acer Tree Credit Opportunities Fund and (ii) 162,504 shares of Common Stock owned by Acer Tree Funds ICAV sub Fund Acer Tree Credit Opportunities Private Fund, or, collectively, the Acer Funds. The number of Shares that may be offered hereby consists of 114,730 shares of Common Stock which includes (i) 74,574 shares of Common Stock owned by Acer Tree Funds ICAV sub Fund Acer Tree Credit Opportunities Fund and (ii) 40,156 shares of Common Stock owned by Acer Tree Funds ICAV sub Fund Acer Tree Credit Opportunities Private Fund. Cabot Square Capital LLP, as investment manager, Acer Tree Investment

Management LLP, as investment adviser, and Elizabeth Beasley, Elaine Keegan and Robert Galione, each as director, share voting and dispositive power over the shares of Common Stock owned by the Acer Funds. Jaime Vieser has shared voting and dispositive power over the shares of Common Stock owned by Acer Tree Funds ICAV sub Fund Acer Tree Credit Opportunities Private Fund. The mailing address for each of the Acer Funds is One Connaught Place, London, W2 2ET, United Kingdom, the legal address being 5th Floor, The Exchange George’s Dock IFSC, Dublin 1, Ireland.
(16)

Based on information provided by Storm Fund II – Storm Bond Fund, or SBF. Storm Capital Management is the investment manager of SBF and Morten Venold is the responsible portfolio manager at the investment manager. In addition, Morten Astrup is the executive chairman of Storm Fund II – Storm Bond Fund and reserves the right to be involved in the daily investment management of the Fund and to take an active part in the investment decision making process. Together they form the portfolio management team, and may be deemed to share voting and dispositive power over the shares of Common Stock owned by SBF. The address for SBF is 1c, rue Gabriel Lippmann, 5365 Munsbach, Luxembourg.

(17)

Based on information provided by Oceanic Hedge Fund, or OHF. Oceanic Investment Management Limited is the investment manager of OHF. Alf Cato Brahde may be deemed a beneficial owner with voting and investment power over the shares held by OHF. The address for OHF is Oceanic Hedge Fund, 3rd Floor, St. Georges Court, Upper Church Street, Douglas, Isle of Man, IM1 1EE, United Kingdom.

(18)

Based on information provided by Namco Realty LLC. Igal Namdar, the CEO of Namco Realty LLC, may be deemed to have voting and dispositive power over the shares held by Namco Realty LLC. The address for Namco Realty LLC is 150 Great Neck Road, Suite 304, Great Neck, New York 11021.

(19)

Based on information provided by Ponderus Invest AB. Tapira Investment AB owns 97% of Ponderus Invest AB. Peter Edwall, the sole owner of Tapira Investment AB, may be deemed to have voting and dispositive power over the shares held by Ponderus Invest AB. The address for Ponderus Invest AB is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(20)

According to the information provided by Altana Distressed Opportunities Fund SLP and Crescent 3 LTD, the number of shares of Common Stock beneficially owned prior to the offering consists of 222,926 shares of Common Stock which includes (i) 184,656 shares of Common Stock owned by Altana Distressed Opportunities Fund SLP and (ii) 38,270 shares of Common Stock owned by Crescent 3 LTD, or, collectively, the Altana Funds. The number of Shares that may be offered hereby consists of 36,507 shares of Common Stock which includes (i) 26,933 shares of Common Stock owned by Altana Distressed Opportunities Fund SLP and (ii) 9,574 shares of Common Stock owned by Crescent 3 LTD. Lee Robinson, as the beneficial owner of Crescent 3 LTD, and as the controlling shareholder of Altana Wealth SARL, the general partner of Altana Distressed Opportunities Fund SLP, has dispositive power over the shares of Common Stock owned by the Altana Funds. The address for each of the Altana Funds is c/o Altana Wealth SAM, 33 Avenue St Charles, 98000 Monaco.

(21)

Based on information provided by Steven Shaw, trustee of the Shaw Family 2008 Trust. Mr. Shaw, as trustee, has sole voting and dispositive power with respect to the shares of Common Stock owned by the Shaw Family 2008 Trust. The address for the Shaw Family 2008 Trust is 2211 Broadway Apt. 8L, New York, New York 10024.

(22)

Based on information provided by VV Capital Partners, LP, or VVCP. VV Capital GP, LLC, the general partner of VVCP, or VVCGP, and Venkat Venkatraman, managing member of VVCGP, may be deemed to share voting and dispositive power with respect to the shares of Common Stock owned by VVCP. The address for VVCP is 277 Park Street, Newton, Massachusetts 02458.

(23)

Based on information provided by Telecom AS. Kenneth Bern, owner and Chairman of the Board of Telecom AS, controls 100% of Telecom AS. Mr. Bern may be deemed to have voting and dispositive power over the shares of Common Stock held by Telecom AS. The address for Telecom AS is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(24)

Based on information provided by Dendera Capital Fund, LP, or DCF. Geoffrey Arens, as managing partner of DCF, has sole voting and dispositive power over the shares of Common Stock owned by DCF. The address for DCF is 270 Lafayette Street, Suite 502, New York, New York 10012.

(25)

Based on information provided by Camaca AS. Herman Flinder, the sole owner of Camaca AS, may be deemed to have voting and dispositive power over the shares of Common Stock held by Camaca AS. The address for Camaca AS is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(26)

According to the information provided by Elcano Special Situations SICAV, SA and Elcano High Yield Opportunities SIL, SA, the number of shares of Common Stock beneficially owned prior to the offering consists of 102,396 shares of Common Stock which includes (i) 69,335 shares of Common Stock owned by Elcano Special Situations SICAV, SA and (ii) 33,061 shares of Common Stock owned by Elcano High Yield Opportunities SIL, SA, or, collectively, the Elcano Funds. The number of Shares that may be offered hereby consists of 18,404 shares of Common Stock which includes (i) 12,462 shares of Common Stock owned by Elcano Special Situations SICAV, SA and (ii) 5,942 shares of Common Stock owned by Elcano High Yield Opportunities SIL, SA. Marc Battle de Balle Mercade has voting and dispositive power over the shares of Common Stock owned by the Elcano Funds. The address for Elcano Special Situations SICAV, SA is C/ Ortega Y Gasset, 7, Madrid 28006, Spain and the address for Elcano High Yield Opportunities SIL, SA is C/ Serrano, 37, 28001, Madrid, Spain.

(27)

According to the information provided by Skips AS Tudor, Toluma AS and Toluma Kreditt AS, the number of shares of Common Stock beneficially owned prior to the offering consists of 10,244 shares of Common Stock which includes (i) 2,872 shares of Common Stock owned by Skips AS Tudor, (ii) 2,872 shares of Common Stock owned by Toluma AS and (iii) 4,500 shares of Common Stock owned by Toluma Kreditt AS, or, collectively, the Toluma Funds, all of which may be offered hereby. Thomas Wilhelmsen, as Chairman of each of the Toluma Funds, has voting and dispositive power over the shares of Common Stock owned by the Toluma Funds. The address for each of the Toluma Funds is Strandveien 20, No -1366, Lysaker, Norway.

(28)

Based on information provided by Sjavarsyn. Bjarni Armannsson, the sole owner of Sjavarsyn, may be deemed to have voting and dispositive power over the shares of Common Stock held by Sjavarsyn. The address for Sjavarsyn is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(29)

According to the information provided by Ironsides Strategic Income Trust and Ironsides Energy LLC, the number of shares of Common Stock beneficially owned prior to the offering consists of 12,546 shares of Common Stock which includes (i) 9,651 shares of Common Stock owned by Ironsides Strategic Income Trust and (ii) 2,895 shares of Common Stock owned by Ironsides Energy LLC, or, collectively, the Ironsides Funds, all of which may be offered hereby. Ironsides Partners LLC is the investment manager for each of the Ironsides Funds. Robert Knapp, President and CIO of Ironsides Energy LLC, may be deemed to have sole voting and dispositive power over the shares held by the Ironsides Funds. The mailing address for each of the Ironsides Funds is c/o Ironsides Partners LLC, One Mifflin Place, Suite 400, Cambridge, Massachusetts 02138.

(30)

Based on information provided by Egil Wickstrand Iversen. Mr. Iversen has sole voting and dispositive power with respect to the shares of Common Stock owned by him. The address for Mr. Iversen is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(31)

According to the information provided by FuglesangDahl AS and Olav Grande, the number of shares of Common Stock beneficially owned prior to the offering consists of 14,936 shares of Common Stock which includes (i) 7,721 shares of Common Stock owned by FuglesangDahl AS and (ii) 7,215 shares of Common Stock owned by Olav Grande, all of which may be offered hereby. Mr. Grande has dispositive power over the shares of Common Stock owned by FuglesangDahl AS and by him. The address for each of FuglesangDahl AS and Mr. Grande is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(32)

Based on information provided by Odeon Capital Group LLC, or OCG. Evan Schwartzberg and Mat Van Alstyne, as owners of OCG, may be deemed to have voting and dispositive power over the shares of Common Stock held by OCG. OCG is a registered broker-dealer. The address for OCG is 750 Lexington Avenue, 27th Floor, New York, New York 10022.

(33)

Based on information provided by Alexander J. Keoleian. Mr. Keoleian has sole voting and dispositive power with respect to the shares of Common Stock owned by him. The address for Mr. Keoleian is 6901 Stoneridge Dr., North Richland Hills, Texas 76182.

(34)

Based on information provided by AS Anakonda. Thomas Leskovsky, the sole owner of AS Anakonda, has sole voting and dispositive power over the shares of Common Stock held by Anakonda AS. The mailing address for AS Anakonda is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(35)

Based on information provided by Svein Erik Nordang. Mr. Nordang has sole voting and dispositive power with respect to the shares of Common Stock owned by him. The address for Mr. Nordang is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(36)

Based on information provided by Vendetta AS. Øivind Ekeland, the CEO of Vendetta AS, has sole voting and dispositive power over the shares of Common Stock held by Vendetta AS. The mailing address for Vendetta AS is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(37)

Based on information provided by Petter Haugen. Mr. Haugen has sole voting and dispositive power with respect to the shares of Common Stock owned by him. The address for Mr. Haugen is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(38)

Based on information provided by Andreas Thorendahl. Mr. Thorendahl has sole voting and dispositive power with respect to the shares of Common Stock owned by him. The address for Mr. Thorendahl is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(39)

Based on information provided by Jens Harr. Mr. Harr has sole voting and dispositive power with respect to the shares of Common Stock owned by him. The address for Mr. Harr is c/o Fearnley Securities, P.O. Box 1158, Sentrum, N – 0107 Oslo, Norway.

(40)

Based on information provided by Eirik Underthun. Mr. Underthun has sole voting and dispositive power with respect to the shares of Common Stock owned by him. The address for Mr. Underthun is Midtaasen 14c, 1166, Oslo, Norway.

Broker-Dealers

Certain selling stockholders are affiliates of registered broker-dealers. Odeon Capital Group LLC is a registered broker-dealer and may be deemed to be an underwriter with respect to its Shares. To our knowledge, each selling stockholder that is a broker-dealer or an affiliate of a broker-dealer had no agreements or understandings, directly or indirectly, with any person to distribute the Shares at the time of its acquisition of the Shares.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock and related provisions of our Third Amended and Restated Certificate of Incorporation, or the COI, and Second Amended and Restated Bylaws, or the Bylaws, is only a summary and does not purport to be complete. It is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the COI and Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. For more information on how you can obtain the COI and the Bylaws, see “Where You Can Find More Information.” We urge you to read the COI and Bylaws in their entirety.

General

The COI provides that the Company is authorized to issue 800,000,000 shares of capital stock, consisting of 750,000,000 shares of Common Stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of May 2, 2022, the Company had outstanding an aggregate of 100,074,818 shares of Common Stock and no shares of preferred stock. All outstanding shares of the Company’s Common Stock are duly authorized, validly issued, fully paid and nonassessable.

Common Stock

Voting Rights

Subject to such preferential rights as may be granted by the Company’s Board of Directors in connection with the future issuance of preferred stock, holders of Common Stock are entitled to one vote for each share held on all matters on which stockholders generally are entitled to vote. Except as otherwise required by law or provided in the COI, at any annual or special meeting of stockholders, the holders of shares of Common Stock shall have the right to vote on all matters properly submitted to a vote of the stockholders.

Conversion, Redemption and Preemptive Rights

Holders of shares of Common Stock have no exchange, conversion or preemptive rights and such shares are not subject to redemption.

Liquidation Rights

Subject to the rights and preferences of any then-outstanding series of preferred stock, in the event of any liquidation, dissolution or winding up of the Company, the funds and assets of the Company that may be legally distributed to the Company’s stockholders will be distributed among the holders of the then outstanding shares of Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

Dividend Rights

Subject to the rights of any then-outstanding series of preferred stock, the holders of shares of Common Stock may receive dividends when, as and if declared by our Board of Directors in accordance with applicable law.

No Sinking Fund

The shares of Common Stock have no sinking fund provisions.

Preferred Stock

The following description of certain general terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to the COI, the applicable provisions of the DGCL and the certificate of designation that relates to the particular series of preferred stock.

The Company may issue preferred stock in one or more series from time to time, with each such series to consist of such number of shares and to have such powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, if any, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by our Board of Directors.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the Company’s shares of Common Stock until the Board of Directors determines the specific rights of the holders of any series of preferred stock of the Company. However, these effects might include, among others:

•	restricting dividends on the Common Stock;

•	diluting the voting power of the Common Stock;

•	impairing the liquidation rights of the Common Stock; and

•	delaying or preventing a change of control of the Company.

Anti-Takeover Considerations

Some provisions of Delaware law, the COI and the Bylaws summarized below could make certain change of control transactions more difficult, including acquisitions of the Company by means of a tender offer, proxy contest or otherwise, as well as removal of the incumbent directors. These provisions may have the effect of preventing changes in management. It is possible that these provisions would make it more difficult to accomplish or deter transactions that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for shares of the Common Stock.

Number, Election and Removal of Directors

The Board of Directors consists of eight members, which may be increased from time to time by resolution adopted by a majority of the Board. The directors of the Company are classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Each class of directors consists, as nearly as possible, of one third of the total number of directors constituting the whole Board. The initial Class I directors served for a term that expired at the first annual meeting of the stockholders following the Effective Date, which was held on January 21, 2022; the initial Class II directors will serve for a term expiring at the second annual meeting of the stockholders following the Effective Date; and the initial Class III directors will serve for a term expiring at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders of the Company beginning with the first annual meeting of stockholders following the Effective Date that was held on January 21, 2022, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal.

Subject to the rights of any then-outstanding series of preferred stock, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote in the election of directors.

Calling of Special Meeting of Stockholders

The COI provides that special meetings of stockholders may be called only by or at the direction of the majority of the Board of Directors, the Chairperson of the Board of Directors or the Chief Executive Officer or President of the Company. Stockholders of the Company do not have the right to call special meetings.

Amendments to the Bylaws

The Bylaws may be altered, amended or repealed by the Board of Directors. The Bylaws may also be altered, amended or repealed by the affirmative vote of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote generally in the election of directors.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice of stockholder proposals relating to an annual meeting must be received at the principal executive offices not less than 90 days nor more than 120 days prior to the date of the one-year anniversary of the immediately preceding annual meeting of stockholders. The Bylaws specify in detail the requirements as to form and content of all stockholder notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting. The Bylaws also describe certain criteria for when stockholder-requested meetings need not be held.

Newly Created Directorships and Vacancies on the Board of Directors

Subject to the rights of any then-outstanding series of preferred stock, any vacancies on the Board of Directors or newly created directorships resulting from any increase in the number of directors will be filled by the vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director (other than any directors elected by the separate vote of one or more then-outstanding series of preferred stock), and will not be filled by the stockholders.

Authorized but Unissued Shares

Under Delaware law, the Company’s authorized but unissued shares of Common Stock are available for future issuance without stockholder approval. The Company may use these additional shares of Common Stock for a variety of corporate purposes, including future public offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

The COI provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware, or the Court of Chancery (or, if the Court of Chancery lacks jurisdiction over such action or proceeding, then the federal district court for the District of Delaware or other state courts of the State of Delaware), and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Company, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Company to the Company or to the Company’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the COI (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery or (v) any action, suit or proceeding asserting a claim against the Company or any current or former director, officer or stockholder governed by the internal affairs doctrine.

The COI provides that, unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for any action brought under the Securities Act and the Exchange Act.

Cumulative Voting

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. The COI does not authorize cumulative voting.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Inc.

Registration Rights Agreement

Pursuant to the Plan, on the Effective Date, the Company entered into the Registration Rights Agreement with the RRA Shareholders, who received New Diamond Common Shares under the Plan. The RRA Shareholders exercised their right to require the Company to file a shelf registration statement and on June 22, 2021, the Company filed a registration statement, as subsequently amended, to register the Shares owned by the RRA Shareholders. The Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.4 to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Trading Market and Ticker Symbol

Our Common Stock is listed on the New York Stock Exchange under the symbol “DO.”

PLAN OF DISTRIBUTION

The selling stockholders intend to distribute the Shares pursuant to this prospectus only as follows: such Shares may be sold from time to time directly by the selling stockholders or alternatively through broker-dealers or agents. If the Shares are sold through broker-dealers or agents, the selling stockholders shall be responsible for discounts or commissions. Such Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, as applicable. In no event will such method(s) of distribution take the form of an underwritten offering of the Shares.

The aggregate proceeds to the selling stockholders from the Shares offered by them will be the purchase price of the Shares less discounts or commissions, if any. We will not receive any of the proceeds from this offering.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. The selling stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares or interests therein may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents or dealer, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the Shares by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, to the extent applicable, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares. These restrictions may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We agreed to register the Shares under the Securities Act and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have also agreed to indemnify the selling stockholders against specified liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus. We cannot assure you that the selling stockholders will sell all or any portion of the Shares offered hereby.

LEGAL MATTERS

The validity of the Shares offered by this prospectus will be passed upon for us by Duane Morris LLP, Houston, Texas.

EXPERTS

The financial statements of Diamond Offshore Drilling, Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

Diamond Offshore Drilling, Inc.

Common Stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions (if any), payable by us in connection with the resale of the securities being registered hereby.

SEC registration fee		$23,653
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total:	$		*

*	Estimates not presently known.

We will bear all costs, expenses and fees in connection with the registration of the Shares. The selling stockholders, however, will bear all commissions and discounts, if any, attributable to their sale of the Shares.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Company’s COI, a copy of which is filed as Exhibit 4.2 hereto and incorporated herein by reference, contains provisions that provide for the indemnification of directors and officers to the fullest extent authorized or permitted by law, except that the Company is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person (other than proceedings to enforce rights to indemnification) unless such proceeding was authorized or consented to by the Company’s Board of Directors.

As permitted by Section 102(b)(7) of the DGCL, the Company’s COI contains a provision eliminating the personal liability of its directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time. The COI also provides that, to the fullest extent permitted by law, non-employee directors and their affiliates (other than the Company, any of its subsidiaries or their respective officers or employees) shall not be liable to the Company or its stockholders or to any affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such non-employee director or affiliate (A) engaged in or possessed interests in other business ventures of any type or description, including those engaged in the same or similar business activities or lines of business in which the Company or any of its subsidiaries now engages or proposes to engage, or (B) competed with the Company or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other person (other than the Company or any of its subsidiaries). In addition, except to the extent provided otherwise in the COI, to the fullest extent permitted by law, such persons shall not be liable to the Company or its stockholders or to any subsidiary of the Company for breach of any duty (fiduciary, contractual or otherwise) as a stockholder or director of the Company by reason of the fact that such person does not present certain corporate opportunities to the Company.

The Company’s Bylaws, a copy of which is filed as Exhibit 4.3 hereto and incorporated herein by reference, contain provisions that provide for the indemnification of officers and directors as authorized by Section 145 of the DGCL, subject to certain terms and conditions set forth therein.

The Company has entered into indemnification agreements with each of its directors and officers that generally provide for the Company to indemnify the applicable indemnitee to the fullest extent permitted by applicable law (subject to certain limitations) as well as the advancement of all expenses incurred by the director or executive officer in connection with a legal proceeding arising out of their service to the Company, in each case to the extent permitted by applicable law. In addition, as authorized by the Bylaws, the Company has an existing directors and officers liability insurance policy.

Item 16.	Exhibits.

(a)	Exhibits.

Exhibit Number	Description

2.1	Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates (incorporated by reference to Exhibit 1 of the Confirmation Order attached as Exhibit 99.1 to our Current Report on Form 8-K filed on April 14, 2021).

4.1	Indenture, dated as of April 23, 2021, among Diamond Foreign Asset Company, Diamond Finance, LLC, the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee, and Wells Fargo Bank, National Association, as collateral agent (including the form of Global Note attached thereto) (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on April 29, 2021).

4.2	Third Amended and Restated Certificate of Incorporation of Diamond Offshore Drilling, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on April 29, 2021).

4.3	Second Amended and Restated Bylaws of Diamond Offshore Drilling, Inc. (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed on April 29, 2021).

4.4	Registration Rights Agreement, dated as of April 23, 2021, by and among Diamond Offshore Drilling, Inc. and the holders party thereto (incorporated by reference to Exhibit 10.5 to our Current Report on Form 8-K filed on April 29, 2021).

5.1	Legal opinion of Duane Morris LLP as to the legality of the Shares (previously filed).

23.1*	Consent of Deloitte & Touche LLP.

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (previously filed).

24.2*	Power of Attorney of Benjamin C. Duster, IV.

Exhibit Number	Description

99.1	Confirmation Order of the United States Bankruptcy Court for the Southern District of Texas, dated April 8, 2021 (incorporated by reference to Exhibit 99.1 to our Current Report on Form 8-K filed on April 14, 2021).

107*	Filing Fee Table

*	Filed herewith

Item 17.	Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 2, 2022.

DIAMOND OFFSHORE DRILLING, INC.

By:	/s/ Dominic A. Savarino
Dominic A. Savarino Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in their respective capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernie G. Wolford, Jr. Bernie G. Wolford, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2022

/s/ Dominic A. Savarino Dominic A. Savarino	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 2, 2022

* Neal P. Goldman	Chairperson of the Board	June 2, 2022

* Benjamin C. Duster, IV	Director	June 2, 2022

* John H. Hollowell	Director	June 2, 2022

* Raj Iyer	Director	June 2, 2022

* Ane Launy	Director	June 2, 2022

* Patrick Carey Lowe	Director	June 2, 2022

* Adam C. Peakes	Director	June 2, 2022

* By: /s/ David L. Roland
David L. Roland Attorney-in-Fact